Exhibit (C)

                              LETTER OF TRANSMITTAL

                                    REGARDING
                       LIMITED LIABILITY COMPANY INTERESTS
                                       IN


                   BACAP ALTERNATIVE MULTI-STRATEGY FUND, LLC

                   Tendered Pursuant to the Offer to Purchase
                              Dated March 27, 2007

 -------------------------------------------------------------------------------
                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                   AT, AND THIS LETTER OF TRANSMITTAL MUST BE
                  RECEIVED BY THE FUND'S SUB-TRANSFER AGENT BY,
                          12:00 MIDNIGHT, EASTERN TIME,
            ON FRIDAY, APRIL 27, 2007, UNLESS THE OFFER IS EXTENDED.
 -------------------------------------------------------------------------------

        COMPLETE THIS LETTER OF TRANSMITTAL AND RETURN BY MAIL OR FAX TO:

                      Citigroup Global Transaction Services
                                  P.O. Box 446
                             Portland, ME 04112-9925
                               Fax: (207) 879-6206

                           For additional information:
                              Phone: (207) 879-6093

Ladies and Gentlemen:

The undersigned hereby tenders to BACAP Alternative Multi-Strategy Fund, LLC, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the "Fund"), the limited liability company interest (the "Interest") in the Fund or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase dated March 27, 2007 ("Offer to Purchase"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Offer"). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Interest or portion thereof tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Interest or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any Interest in the Fund or portions thereof tendered hereby. The undersigned recognizes that, if the Offer is oversubscribed, not all the undersigned's Interest in the Fund will be purchased.

The undersigned acknowledges that the method of delivery of any document is at the election and the complete risk of the undersigned, including, but not limited to, the failure of the Fund's Sub-Transfer Agent, Citigroup Global Transaction Services ("Citigroup"), to receive any Letter of Transmittal or other document.

A non-transferable, non-interest bearing promissory note for the purchase price will be paid to the undersigned if the Fund accepts for purchase the Interest or portion thereof tendered hereby. The undersigned acknowledges that the promissory note will be held for the undersigned by Banc of America Investment Advisors, Inc., the Fund's administrator. The initial and contingent cash payments of the purchase price for the Interest or portion thereof tendered by the undersigned and accepted for purchase by the Fund will be made by wire transfer or check to an account designated by the undersigned. The undersigned hereby represents and warrants that the undersigned understands that upon a withdrawal of such cash payment from the account, the institution at which the account is held may subject such withdrawal to any fees that it would customarily assess upon the withdrawal of cash from such account. The undersigned hereby represents and warrants that the undersigned understands that any payment in the form of marketable securities would be made by means of special arrangement with the tendering Investor in the sole discretion of the Board of Managers of the Fund.

The undersigned recognizes that the amount of the purchase price for Interests will be based on the estimated unaudited net asset value of the Fund as of June 30, 2007, and that the contingent payment portion of the purchase price, if any, will be determined upon completion of the audit of the Fund's financial statements for the fiscal year ending March 31, 2008, which is anticipated to be completed not later than 60 days after March 31, 2008. The payment of the contingent obligation will be made promptly after the completion of the audit.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer to Purchase, this tender is irrevocable.

IF YOU DO NOT WANT TO SELL YOUR INTERESTS AT THIS TIME, PLEASE DISREGARD THIS NOTICE. THIS IS SIMPLY NOTIFICATION OF THE FUND'S TENDER OFFER. IF YOU DECIDE TO TENDER, YOU ARE RESPONSIBLE FOR CONFIRMING THAT CITIGROUP HAS RECEIVED YOUR DOCUMENTS.

PLEASE FAX OR MAIL THE ENCLOSED ENVELOPE TO:

CITIGROUP GLOBAL TRANSACTION SERVICES
P.O. BOX 446
PORTLAND, ME 04112-9925
FAX: (207) 879-6206
PHONE: (207) 879-6093


PART 1.  INVESTOR INFORMATION:

Name of Investor:
                  --------------------------------------------------------------

Address of Investor:
                     -----------------------------------------------------------


--------------------------------------------------------------------------------

Phone Number: (       )
              ------------------------------------------------

Bank of America Officer:
                         -------------------------------------------------------

PART 2.  AMOUNT OF INTEREST IN THE FUND BEING TENDERED:

         Entire limited liability company interest.

         Portion of limited liability company interest expressed as a specific dollar value. A minimum interest of at least $25,000 must be maintained (the "Required Minimum Balance").*

                                 $
                                  -----------

         *The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned's capital account balance to fall below the Required Minimum Balance, the Fund may reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.

PART 3.  PAYMENT:

The promissory note for the purchase price will be held for you by Banc of America Investment Advisors, Inc., the Fund's administrator.

FOR ALL ACCOUNTS, please provide the client name and account information to which cash payments will be distributed. PLEASE NOTE THAT IF YOUR INVESTMENT IS HELD IN CUSTODY BY BAI / NFS, WITHDRAWAL PROCEEDS WILL BE WIRED BACK TO THE CLIENT'S MASTER BAI / NFS CUSTODY ACCOUNT.

Wire Instructions:         Institution:
                                        ----------------------------------------

                           Account Title:
                                          --------------------------------------

                           Account Number:
                                           -------------------------------------

                           For Further Credit Name:
                                                    ----------------------------

                           For Further Credit Account Number:
                                                              ------------------

                           ABA Number:
                                      ------------------------------------------

            Reference Information: BACAP Alternative Multi-Strategy Fund, LLC



PART 4.  SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:


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(Signature of Investor(s) or Authorized Person(s)             (Signature of Investor(s) or Authorized Person(s)
Exactly as Appeared on Subscription Agreement)                Exactly as Appeared on Subscription Agreement)

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Name of Signatory (please print)                              Name of Signatory (please print)

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Title of Authorized Person (please print)                     Title of Authorized Person (please print)


FOR OTHER INVESTORS:


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(Signature of Investor(s) or Authorized Person(s)             (Signature of Investor(s) or Authorized Person(s)
Exactly as Appeared on Subscription Agreement)                Exactly as Appeared on Subscription Agreement)

-------------------------------------------------             ----------------------------------------------------
Name of Signatory (please print)                              Name of Signatory (please print)

-------------------------------------------------             ----------------------------------------------------
Title of Authorized Person (please print)                     Title of Authorized Person (please print)



-------------------------------------------------             ----------------------------------------------------
(Signature of Investor(s) or Authorized Person(s)             (Signature of Investor(s) or Authorized Person(s)
Exactly as Appeared on Subscription Agreement)                Exactly as Appeared on Subscription Agreement)

-------------------------------------------------             ----------------------------------------------------
Name of Signatory (please print)                              Name of Signatory (please print)

-------------------------------------------------             ----------------------------------------------------
Title of Authorized Person (please print)                     Title of Authorized Person (please print)


Date:    _________________
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